Employment and Non-Piracy Agreement Between

Carolina First Bank and Andrew B. Cheney

This Employment and Non-Piracy Agreement (this “Agreement”) is entered into as of January 31, 2008 between Andrew B. Cheney (the “Executive”), and Carolina First Bank, a South Carolina corporation headquartered in Greenville, South Carolina (the “Company”) and wholly owned subsidiary of The South Financial Group, Inc. (“TSFG”). As used herein, the term “Company” shall include the Company and any of its subsidiaries and parent corporation, except where the context otherwise requires.

Factual Recitals

The Company's Board of Directors (the “Board”) believes that Executive will be instrumental in the future success of the Company. The Company desires to employ Executive as an officer of the Company. Executive is willing to accept the employment contemplated herein under the terms set forth herein.

Agreement

1.             Employment. Subject to the terms hereof, the Company hereby employs Executive and Executive hereby accepts such employment as an officer of the Company. During the Term hereof, Executive shall have such duties and authority as are assigned to him by TSFG’s Chief Executive Officer. During the Term hereof, Executive will devote his full time and attention to the diligent performance of Executive’s duties.

2.             Definitions. For purposes of this Agreement, any term used herein and not defined, shall have the same meaning as in the Supplemental Executive Retirement Agreement between the Company and Executive dated December 31, 2007.

3.             Term. Unless earlier terminated as provided herein, Executive's employment hereunder shall be for a fixed term of one year (the “Term”) commencing on the date hereof and ending on January 31, 2009; provided, however, that if a Change in Control of the Company has been publicly announced (but not closed), the Term hereof shall be extended to July 31, 2009.

4.               Compensation. During the Term hereof, the Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time):

(a)            Annual Salary. During the Term hereof, the Company shall pay to Executive a base salary at a rate of $150,000 per year.

(b)            Short-term Cash Bonus. During the Term hereof, Executive shall be eligible for a short term cash bonus (under the Company’s Management Incentive Plan) based on his performance and production, which shall be determined in the sole discretion of TSFG’s Chief Executive Officer.

(c)            Miscellaneous Benefits. Executive shall also be entitled to participate in all other benefits accorded general Company employees.

5.               Termination. This Agreement may be terminated as follows:

(a)           The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (1) for Cause, (2) if Executive becomes Disabled, (3) upon Executive's death, or (4) without Cause.

(i) If the Company terminates Executive’s employment pursuant to clauses (1), (2) or (3) of Section 5(a), the Company’s obligations hereunder shall cease as of the date of termination.

(ii) If the Company terminates Executive’s employment pursuant to Section 5(a)(iv) prior to a Change in Control, Executive shall be entitled to receive a lump sum payment equal to his annual base salary.

(iii) If the Company terminates Executive’s employment pursuant to Section 5(a)(iv) after a Change in Control, Executive shall be entitled to receive a lump sum payment equal to 1.5 times his annual base salary.

(b)           Executive shall have the right to terminate Executive’s employment hereunder if the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company.

(i) If Executive terminates Executive’s employment hereunder as provided in Section 5(b) prior to a Change in Control, Executive shall be entitled to receive a lump sum payment equal to his base salary that would otherwise be payable during the balance of the Term.

(ii) If Executive terminates Executive’s employment hereunder as provided in Section 5(b) after a Change in Control, Executive shall be entitled to receive a lump sum payment equal to his annual base salary.

(iii) If Executive terminates Executive’s employment other than as provided in Section 5(b), the Company's obligations under this Agreement shall cease as of the date of such termination.

6.             Non-Piracy of Customers and Employees.

(a)            For the one year period after the termination of Executive’s employment with the Company for any reason through January 31, 2009 (the “Applicable Period”), Executive shall not (a) in any way, directly or indirectly, for herself or on behalf of, in conjunction with or through any person, company, partnership, firm, association, corporation, agency or any other business entity, solicit, divert, take away, service or accept, or attempt to solicit, divert, take away, service or accept (or assist any other person in doing so) the business of any customers of the Company that were served by the Company at the time of his termination of employment for the purposes of selling to or servicing any financial services competitive or similar to those offered by the Company (collectively, “Products/Services,” and such persons being collectively referred to as “Customers”); or (b) in any way, directly or indirectly, attempt to cause any Customers to refrain from maintaining or acquiring from the Company any Product/Service, or assist any other person in doing so.

(b)           During the Applicable Period, Executive will not, directly or indirectly, solicit any employee of the Company to leave the employment of the Company.

7.             Confidentiality. During the Term hereof and for the Applicable Period, Executive shall hold in a fiduciary capacity for the benefit of the Company all confidential business information relating to the Company and its business, which shall have been obtained by Executive during Executive's employment by the Company.

8.            Provisions Severable/Savings Clause. If any provision, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions, or any part thereof, of this Agreement, all of which shall remain in full force and effect. Regarding any provision of Sections 6 or 7 finally determined by a court of competent jurisdiction to be unenforceable, Executive and the Company hereby agree that such court shall have jurisdiction to reform such provision or covenant so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court’s determination. If any of the provisions of Section 6 or 7 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the rights of the Company to enforce any such provision or covenant in any other jurisdiction.

9.             Amendments; Entire Agreement. This Agreement may be amended or modified only by a writing signed by other parties hereto. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof (except that the parties acknowledge that this Agreement does not affect the SERP in any respect).

10.           Governing Law; Survivability. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. The covenants set forth in Sections 6 and 7 shall survive termination of this Agreement and Executive’s employment with the Company.

The parties hereby execute this Agreement as of the date set forth in the first paragraph above.

Carolina First Bank	Andrew B. Cheney

By:	/s/ Mary A. Jeffrey Mary A.Jeffrey, EVP of Human Resources	/s/ Andrew B. Cheney

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